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                                                                   EXHIBIT 99.3

                    EAC INDUSTRIES, INC. 1997 ANNUAL MEETING

         The undersigned hereby appoints Peter B. Fritzsche, P. Bartley
Fritzsche, E. Donald McKenzie, Jr. and John B. Millet, Jr., and each of them, as proxies of the undersigned, and each with full power of substitution, to vote all shares eligible to be voted by the undersigned at the Annual Meeting of the Stockholders of EAC Industries, Inc. to be held at The Yale Club, 50 Vanderbilt
Avenue, New York, New York 10017, on __________, __________, 1997 at 8:30 a.m.
(local time) or any adjournment or postponement thereof, with respect to the matters set forth below and such other business as may properly come before the meeting, with the same force and effect as the undersigned might or could do if personally present thereat.

         Shares represented by this proxy, when returned properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made as to a proposal, this proxy will be voted FOR the proposal.

         The proxies are instructed to vote with respect to the proposals as follows:

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
1.    ELECTION OF
      DIRECTORS       [ ] FOR all nominees listed below       [ ] WITHHOLD AUTHORITY
                          (except as marked to the contrary       to vote for all nominees listed
                           below)                                 below

         Peter B. Fritzsche, P. Bartley Fritzsche, E. Donald McKenzie, Jr. and John B. Millet, Jr.

     INSTRUCTION:  To withhold authority to vote for any individual nominee, indicate such nominee's name on the line below:


2.    STOCK
      RECLASSIFICATION  [ ] FOR            [ ] AGAINST        [ ] ABSTAIN

         To amend the Company's Restated Certificate of Incorporation to effect a 1 for 100 share reverse stock split of the Common Stock and to pay cash in lieu of fractional shares on the basis of $.28125 per share to those stockholders owing 99 shares or less and to immediately thereafter reclassify resulting whole or partial shares on a 100 for 1 basis.


3. In their discretion, the proxies are authorized to consider and vote upon such other business that may properly come before the meeting or any adjournment or postponement thereof.

        Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by its President or other authorized officer. If a partnership or like entity, please sign in partnership name by an authorized person.


_____________________________________   ________________________________________
Signature                               Signature if held jointly


Dated:  _________________, 199___

Please mark, sign, date and return the Proxy Card promptly using the enclosed envelope.